UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a)           On April 13, 2011, Management of Zoo Entertainment, Inc. (the “Company”), in consultation with the Audit Committee of the Board of Directors (the “Audit Committee”), concluded that there were errors in recording certain transactions in the Company’s previously filed unaudited consolidated financial statements for each of the following periods, the three months ended March 31, 2010, the three and six months ended June 30, 2010 and the three and nine months ended September 30, 2010, and that such statements should no longer be relied upon.

Management and the Audit Committee has determined that the effect of such errors are material per Staff Accounting Bulletin No. 108, and as a result, the Company has determined that it will amend and restate its previously filed unaudited consolidated financial statements for the three months ended March 31, 2010, the three and six months ended June 30, 2010 and the three and nine months ended September 30, 2010 to correct these errors as soon as practicable.

As previously reported, the Company has identified material weaknesses in its internal control over financial reporting related to not having a sufficient number of personnel with the appropriate level of experience and technical expertise to appropriately resolve non-routine and complex accounting matters or to evaluate the impact of new and existing accounting pronouncements on the Company’s consolidated financial statements while completing the financial statement close process.

Management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with EisnerAmper LLP.

The effects of the Company’s restatement, including the tax impact, on previously reported unaudited consolidated financial statements are summarized as follows, in thousands, except share and per share amounts:

Adjustments for the Three Months Ended March 31, 2010

Unaudited Consolidated Balance Sheet	March 31, 2010	March 31, 2010

	As Reported	As Adjusted
Total current assets	$16,789	$16,319
Total assets	32,242	31,772
Total current liabilities	10,035	9,933
Total liabilities	16,193	15,975
Total stockholders’ equity	16,049	15,797
Total liabilities and stockholders’ equity	$32,242	$31,772

Unaudited Consolidated Statement of Operations	Three Months Ended March 31, 2010	Three Months Ended March 31, 2010

	As Reported	As Adjusted
Revenue	$17,132	$16,662
Cost of goods sold	13,515	12,930
Gross profit	3,617	3,732
Selling and marketing	836	1,116
Total operating expenses	2,941	3,221
Income from operations	676	511
Interest expense	(253)	(456)
Income from operations before income taxes	423	55
Income tax expense	133	(17)
Income from continuing operations	290	38
Net income	$290	$38

Basic net income per common share	$0.26	$0.03
Diluted net income per common share	$0.10	$0.01

Adjustments for the Three and Six Months Ended June 30, 2010

Unaudited Consolidated Balance Sheet			June 30, 2010	June 30, 2010

			As Reported	As Adjusted
Total current assets			$17,304	$16,772
Total assets			33,125	32,593
Total current liabilities			13,628	14,273
Total liabilities			17,435	17,667
Total stockholders’ equity			15,690	14,926
Total liabilities and stockholders’ equity			$33,125	$32,593

Unaudited Consolidated Statement of Operations	Three Months Ended June 30, 2010	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Six Months Ended June 30, 2010

	As Reported	As Adjusted	As Reported	As Adjusted
Revenue	$10,470	$9,776	$27,602	$26,438
Cost of goods sold	7,957	7,907	21,472	20,838
Gross profit	2,513	1,869	6,130	5,601
Selling and marketing	1,217	1,233	2,053	2,349
Total operating expenses	2,898	2,914	5,839	6,135
(Loss) income from operations	(385)	(1,045)	291	(534)
Interest expense	(368)	(517)	(621)	(973)
Loss from operations before income taxes	(753)	(1,562)	(330)	(1,507)
Income tax benefit	277	575	144	557
Loss from continuing operations	(476)	(987)	(186)	(950)
Net loss	$(476)	$(987)	$(186)	$(950)

Basic and diluted net loss per common share	$(0.11)	$(0.22)	$(0.07)	$(0.34)

Adjustments for the Three and Nine Months Ended September 30, 2010

Unaudited Consolidated Balance Sheet			September 30, 2010	September 30, 2010

			As Reported	As Adjusted
Total current assets			$33,638	$32,778
Total assets			48,190	47,330
Total current liabilities			21,611	22,256
Total liabilities			24,467	24,586
Total stockholders’ equity			23,723	22,744
Total liabilities and stockholders’ equity			$48,190	$47,330

Unaudited Consolidated Statement of Operations	Three Months Ended September 30, 2010	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2010

	As Reported	As Adjusted	As Reported	As Adjusted
Revenue	$17,581	$17,253	$45,183	$43,691
Cost of goods sold	13,894	13,579	35,366	34,417
Gross profit	3,687	3,674	9,817	9,275
Selling and marketing	1,307	1,307	3,360	3,656
Total operating expenses	2,865	2,865	8,704	9,000
Income from operations	822	809	1,113	275
Interest expense	(343)	(658)	(964)	(1,631)
Income (loss) from operations before income taxes	479	151	149	(1,356)
Income tax(expense) benefit	(165)	(52)	(21)	505
Income (loss) from continuing operations	314	99	128	(851)
Net income (loss)	$314	$99	$128	$(851)

Basic net income (loss) per common share	$0.05	$0.02	$0.03	$(0.22)
Diluted net income (loss) per common share	$0 04	$0.01	$0.02	$(0.22)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: April 15, 2011	By:	/s/ David Fremed
	Name:	David Fremed
	Title:	Chief Financial Officer